UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Cachet Financial Solutions, Inc.
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Cachet Financial Solutions, Inc.
18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
(952) 698-6980

INFORMATION STATEMENT

August 7, 2015

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF CACHET FINANCIAL SOLUTIONS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being provided to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), and Series C Convertible Preferred Stock, par value $.0001 per share (“Series C Preferred Stock”) of Cachet Financial Solutions, Inc., in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock and Series C Preferred Stock (collectively, the “Voting Stock”) taken without a meeting to approve the action described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us” or “our” refer to Cachet Financial Solutions, Inc., a Delaware corporation.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act of 1934, as amended (the “Exchange Act”), the action described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders. The action is planned to be effective on or before August 30, 2015.

Stockholders of record at the close of business on July 30, 2015 (the “Record Date”) are entitled to receive this Information Statement. This Information Statement is being sent to our stockholders on or about August 7, 2015.

We will bear the entire cost of providing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Voting Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

VOTE REQUIRED; MANNER OF APPROVAL

As of September 8, 2014, our Board of Directors (the “Board”) adopted and approved a resolution to adopt our 2014 Associate Stock Purchase Plan (the “Plan”), effective as of September 1, 2014.

In accordance with Section 2.6 of our Bylaws, the holders of a majority of the Voting Stock (the “Majority Stockholders”) took action by written consent to approve the Plan, which is expected to become effective on or before August 30, 2015.

In order to obtain the approval of our stockholders of the Plan, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 2.6 of our Bylaws provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of Voting Stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect approval of the Plan by the stockholders, as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the Majority Stockholders.

As of the Record Date, we had 30,300,181 shares of Common Stock outstanding and 10,057,119 shares of Series C Preferred Stock outstanding and entitled to vote on the Plan. Each share of Common Stock and each share of Series C Preferred Stock outstanding as of the close of business on the Record Date is entitled to one vote.

As of August 7, 2015, we have received written consents for the Plan approval from the holders of an aggregate of 24,214,985 shares of our Voting Stock, representing approximately 60% of our outstanding shares of Voting Stock. Thus, your consent is not required and is not being solicited in connection with the approval of the Plan.

2014 Associate Stock Purchase Plan

The following description of the 2014 Associate Stock Purchase Plan is only a summary of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Annex A.

On September 8, 2014, our Board of Directors adopted our 2014 Associate Stock Purchase Plan.  We may issue a total of up to 500,000 shares of our Common Stock under the plan. The plan is designed to be a stock purchase plan qualifying under Section 423 of the Internal Revenue Code of 1986. The Board of Directors elected to cause the plan to be effective as of September 1, 2014, and as such the plan will need to be approved by our shareholders no later than August 30, 2015 in order to fully comply with the requirements of Code Section 423.

The 2014 Associate Stock Purchase Plan permits eligible employees to purchase shares of our Common Stock at the end of pre-established offering periods at a maximum 15% discount from the Common Stock’s fair market value on the date of purchase or the offering date, whichever is lower. Purchases will be funded through employee payroll deductions (or, if payroll deductions are not permitted by local law, by other permitted methods). Eligible employees include any person, including an officer, employed by the Company or a subsidiary and whose customary employment is at least 20 hours per week.

Administration. The Plan shall be administered by the Board. In the alternative, the Board may delegate authority to a committee appointed by the Board (the “Committee”) to administer the Plan on behalf of the Board, subject to the terms and conditions as the Board may prescribe. The Committee shall consist of at least two directors. The Committee shall have all the powers vested in it by the terms of the Plan.

Shares Subject to the Plan. The total number of shares of Common Stock made available for sale under the Plan is 500,000.  The Plan allows for adjustments for changes in Common Stock and certain other events, at the sole discretion of the Plan Administrator.

Amendment and Termination. The Board of Directors may at any time, and from time to time, terminate the Plan in whole or in part or amend it from time to time, except that no change may be made that would affect options previously granted or would make any change in any option which adversely affects the rights of any participant.

Summary of Federal Income Tax Consequences of the 2014 Associate Stock Purchase Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Grant of Options. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder (the “Code”). A recipient of options under the Plan incurs no income tax liability, and the Company obtains no deduction, from the grant of the options. The payroll deductions and other contributions by a participant to his or her account, however, are made on an after-tax basis. Participants will not be entitled to deduct or exclude from income or employment taxes any part of their payroll deductions.

Exercise of Options. An associate will not be subject to federal income tax upon the exercise of an option granted under the Plan, nor will the Company be entitled to a tax deduction by reason of such exercise. The associate will have a cost basis in the shares of Common Stock acquired upon such exercise equal to the option exercise price.

Disposition of Shares Acquired Under the Plan. In order to defer taxation on the difference between the fair market value and exercise price of shares acquired upon exercise of an option under the Plan, the associate must hold the shares throughout a holding period which runs through the later of one year after the option exercise date or two years after the date the option was granted. The only exceptions are for dispositions of shares upon death, as part of a tax-free exchange of shares in a corporate reorganization, into joint tenancy with right of survivorship with one other person, or the mere pledge or hypothecation of shares.

If an associate disposes of stock acquired under the Plan before expiration of the applicable holding periods in a manner not described above, such as by gift or ordinary sale of such shares, the associate must recognize as ordinary compensation income in the year of disposition the difference between the exercise price and the stock’s fair market value as of the date of exercise. This amount must be recognized as income even if it exceeds the fair market value of the shares as of the date of disposition or the amount of the sales proceeds received. In such an event, the Company will be entitled to a corresponding compensation expense deduction.

Disposition of shares after expiration of the required holding periods (including disposition upon death) will result in the recognition of gain or loss in the amount of the difference between the amount realized on the sale of the shares and the exercise price for such shares. Any loss on such a sale will be a long-term capital loss. Any gain on such a sale will be taxed as ordinary compensation income up to the amount of the difference between exercise price and the stock’s fair market value as of the date of exercise, with any additional gain taxed as a long-term capital gain.

NEW PLAN BENEFITS

Because the number of shares acquired under the Plan depend on the elections made by participants, the Company is not able to estimate the number of shares that may be acquired under the Plan by the Company’s named executive officers, all current executive officers, all current directors who are not executive officers as a group and all employees (including all current officers who are not executive officers as a group). The following table shows the number of shares that were acquired by such persons under the Plan as of the Record Date.

Name and Position	Dollar Value ($)	Number of units
Jeffrey C. Mack Chairman of the Board of Directors and Chief Executive Officer	—	—
Darin P. McAreavey Executive Vice President and Chief Financial Officer	—	—
Brian S. Anderson Chief Financial Officer and Executive Vice President	—	—
Lawrence C. Blaney Executive Vice President of Sales & Marketing	$8,991	15,049
Christopher Ebbert Executive Vice President - Product Development	$8,391	13,689
Executive Group	$17,383	28,738
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	$63,090	84,183

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of our Company during the year ended December 31, 2014; and (ii) each other individual that served as an executive officer of Cachet Financial Solutions Inc. (Minnesota), our wholly owned operating subsidiary, at the conclusion of the year ended December 31, 2014 and who received more than $100,000 in the form of salary and bonus during such fiscal year.  For purposes of this prospectus, these individuals are collectively the “named executives” of the Company.

The table below omits Messrs. Dennis Nguyen and Terril H. Peterson, each of whom served as the principal executive officer of our Company prior to the consummation of the merger transaction on February 12, 2014, in which we acquired the business of Cachet Financial Solutions (Minnesota).  Mr. Nguyen served as our principal executive officer from January 19, 2011 through October 10, 2012, and Mr. Peterson served as our principal executive officer from October 10, 2012 through February 12, 2014.  Neither Mr. Nguyen nor Mr. Peterson earned any compensation during the years covered by the table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Jeffrey C. Mack
Chairman of the Board of Directors	2014	262,917	—	75,634	(2)	13,200	(3)	$351,751
and Chief Executive Officer	2013	240,000	8,000	163,547	(4)	13,100	(3)	$424,647
	2012	240,000	15,000	—		13,200	(3)	$268,200

Darin P. McAreavey(5)
Executive Vice President and	2014	163,449	—	124,954	(6)	—		$288,403
Chief Financial Officer	2013	—	—	—		—		—
	2012	—	—	—		—		—

Brian S. Anderson (7)
Chief Financial Officer and	2014	40,525	—	—		141,325	(8)	$181,850
Executive Vice President	2013	175,000	—	47,093	(9)	6,000	(3)	$228,093
	2012	173,333	—	—		6,000	(3)	$179,333

Lawrence C. Blaney
Executive Vice President of	2014	188,750	—	28,146	(10)	7,800	(3)	$224,696
Sales & Marketing	2013	175,000	—	62,929	(11)	7,800	(3)	$245,729
	2012	175,000	—	—		7,800	(3)	$182,800

Christopher Ebbert
Executive Vice President -	2014	188,750	—	28,571	(12)	11,400	(3)	$228,721
Product Development	2013	175,000	—	47,093	(13)	11,400	(3)	$233,493
	2012	175,000	—	—		11,400	(3)	$186,400

(1)

The amounts in this column represent the aggregate grant date fair value with respect to stock options granted in the years indicated, including the incremental grant date fair value of any stock options repriced during the years indicated. The fair value was calculated in accordance with stock-based accounting rules (ASC 718). The assumptions used to determine the fair value are described in Note 13 of the financial statements included in this prospectus for the year ended December 31, 2014.

(2)

Includes the aggregate grant date fair value of $60,403 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of $15,232 with respect to stock options that were repriced.

(3)	Amount represents car allowance.

(4)

Includes the aggregate grant date fair value of $101,806 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of $61,741 with respect to stock options that were repriced.

(5)	Mr. McAreavey became our Executive Vice President and Chief Financial Officer effective April 3, 2014.

(6)

Includes the aggregate grant date fair value of $111,025 with respect to stock options granted to Mr. McAreavey, and the incremental grant date fair value of $13,929 with respect to stock options that were repriced.

(7)	Mr. Anderson resigned his positions as Chief Financial Officer and Executive Vice President effective as of March 19, 2014.

(8)	Amount represents $1,500 car allowance, $6,395 paid time off and $115,500 consulting work through June 19, 2014 and $17,930 for health insurance through December 31, 2014.

(9)

Includes the aggregate grant date fair value of $36,198 with respect to stock options granted to Mr. Anderson, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.

(10)

Includes the aggregate grant date fair value of $23,475 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of $4,671 with respect to stock options that were repriced.

(11)

Includes the aggregate grant date fair value of $52,034 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.

(12)

Includes the aggregate grant date fair value of $25,322 with respect to stock options granted to Mr. Ebbert, and the incremental grant date fair value of $3,249 with respect to stock options that were repriced.

(13)

Includes the aggregate grant date fair value of $36,198 with respect to stock options granted to Mr. Ebbert, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.

Employment Agreements and Change-in-Control Provisions

Executive Employment Agreements

We employ Jeffrey C. Mack, our President and Chief Executive Officer, at an annual base salary of $290,000 effective January 1, 2015.  We employ Bruce Whitmore, our Executive Vice President and Chief Information Officer, Christopher F. Ebbert, our Executive Vice President, Product Development, Lawrence C. Blaney, our Executive Vice President of Sales and Darin P. McAreavey, our Executive Vice President and Chief Financial Officer at annual base salaries of $197,550, $190,000, $220,000 and $230,000 each, respectively, effective January 1, 2015 or for Bruce Whitmore, the effective hire date of January 5, 2015.

We have employment agreements with each of the above-named executives.  Each employment agreement was entered into on February 28, 2013 (except for Mr. Whitmore’s employment agreement which was entered into on January 5, 2015 and has a one-year term that renews automatically unless either party provides the other with at least 60 days prior written notice.)  At the discretion of the Board of Directors, the base salary of each executive may be increased, but not decreased.  Each employment agreement provides the executive with the right to participate in our benefit plans, policies and programs as those plans, policies and programs are made available to our similarly situated executives.  In addition, each employment agreement provides the executive with 22 business days of vacation/paid time off per year.

The employment agreements will terminate upon the death or disability, as defined in the agreement, of the executive.  In addition, we can terminate the employment agreement with an executive for cause, as defined in the agreement, and the executive can terminate the employment agreement for good reason, as defined in the agreement.

The employment agreements obligate us to pay severance to the executives in the event that we terminate their agreement without cause or if an executive terminates their agreement with good reason.  We will also be obligated to make severance payments if each of the following conditions are met: (i) there is a change in control of our Company, as defined in the agreement, (ii) the executive is employed on a full-time basis at the time of the change in control, and (iii) the executive’s employment is terminated (including the executive’s own termination of employment with good reason) other than as a result of death, disability or cause.  The severance payment will be equal to 24 months of base salary at the time of termination, in the case of Mr. Mack, and equal to 12 months of base salary at the time of termination, in the case of all other executives.  In addition, if the event giving rise to the severance payment is a change in control or a termination without cause other than one occurring in connection with a change in control, then the executive will be entitled to receive a “severance bonus” in an amount equal to twice the bonus earned by that executive for the prior fiscal year.  No such severance bonus is permitted to exceed twice the maximum bonus target for that executive for the prior fiscal year.  As a condition to receiving any severance payments or severance bonus, an executive must execute and deliver a full separation agreement and release in form acceptable to Cachet.  All severance payments will be made in monthly installments, beginning on the date that is 30 days after the event resulting in the obligation to make severance payments, over the life of non-competition period specified in the executive’s employment agreement.  The employment agreements require that severance bonus payments be made in a lump sum within 30 days after the event resulting in the obligation to make severance payments.

The employment agreements contain customary inventions-assignment provisions, non-competition provisions that survive for a one-year period after the termination of employment, and non-solicitation provisions applicable to the customers and vendors of the business, and the employees of the business, that survive for a one-year period after the termination of employment.  In the case of Mr. Mack, however, the non-solicitation provisions contained in his employment agreement survive for a period of two years after the termination of employment.  All of the employment agreements contain mandatory and binding arbitration provisions for the resolution of disputes arising under the agreements.

In connection with the closing of our acquisition of Cachet Financial Solutions Inc. (Minnesota), we assumed the obligations and rights of Cachet Financial Solutions Inc. (Minnesota) under the above-described employment agreements (other than the agreement for Messrs. McAreavey and Whitmore, which were entered into after the merger).  In addition, each executive agreed that neither the merger nor the election of Messrs. Davis, Hanson, Mark Anderson and Mack to the Board of Directors of the Company would be deemed a “change of control” under their employment agreements.

New Chief Information Officer

On January 5, 2015, Cachet appointed Bruce Whitmore to serve as Cachet’s Chief Information Officer and Executive Vice President.  Mr. Whitmore’s employment with Cachet commenced according to the terms of an employment offer letter and Executive Employment Agreement effective January 5, 2015 (the “Employment Agreement”). The term of the Employment Agreement is for one year with automatic annual renewals. Under the Employment Agreement, Mr. Whitmore will receive an annualized base salary of $197,550, in accordance with Cachet’s standard payroll practices, and is eligible for performance-based cash bonuses in the discretion of Cachet’s Board of Directors and its compensation committee.  In addition, Mr. Whitmore has been offered Cachet’s standard employee benefits for health, dental and life and disability insurance. As contemplated by the Employment Agreement, on January 5, 2015, Cachet granted to Mr. Whitmore a stock option for the purchase of up to 175,000 shares at a price of $1.50 per share under Cachet’s current stock incentive plan. A total of 58,333 shares purchasable under the option vested immediately on January 5, 2015, 58,333 shares will vest on January 5, 2016 and the remaining 58,334 shares will vest on January 5, 2017, so long as Mr. Whitmore remains an employee of Cachet.

Transition Agreement

On March 19, 2014, and in connection with Brian S. Anderson’s resignation from his positions as our Chief Financial Officer and Executive Vice President, we entered into a Transition Agreement pursuant to which Mr. Anderson agreed, as an independent contractor, to provide us with certain transition services consistent in nature and scope with the services he performed as Chief Financial Officer, for a 90-day period.  Among other things, the Transition Agreement provided for the acceleration of vesting (to the extent not already then vested) of Mr. Anderson’s outstanding options to purchase up to 78,750 shares of our Common Stock at a per-share price of $4.00, and extended the term during which Mr. Anderson may exercise such options.  During the 90-day transition period and for four months thereafter, Mr. Anderson received payments of $16,500 per month.  We also agreed in the

Transition Agreement to bear the cost of Mr. Anderson’s participation in our health and dental insurance programs for the next 12 months.

Outstanding Equity Awards at Fiscal Year-End

At December 31, 2014, we had outstanding equity awards as follows:

Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)		Equity Incentive Plan Awards: number of securities underlying unexercised and unearned options	Option exercise price	Option expiration date
Jeffrey C. Mack	75,000				$1.50	5/16/2016
	30,000				$.80	3/3/2015
	31,250				$4.00	1/6/2016
	112,500				$1.50	2/27/2018
	286,250	286,250	(1)		$1.50	12/15/2019

Darin P. McAreavey (2)	36,666	73,334	(3)		$1.50	4/3/2019
	85,000	85,000	(1)		$1.50	12/15/2019

Brian S. Anderson (4)	20,000				$4.00	6/19/15
	18,750				$4.00	6/19/15
	40,000				$4.00	6/19/15

Lawrence C. Blaney	11,250				$1.60	6/1/2015
	8,750				$4.00	11/1/2015
	18,750				$4.00	1/6/2016
	57,500				$1.50	2/27/2018
	111,250	111,250	(1)		1.50	12/15/2019

Christopher Ebbert	22,500				$.80	3/3/2015
	18,750				$4.00	1/6/2016
	40,000				$1.50	2/27/2018
	120,000	120,000	(1)		$1.50	12/15/2019

(1)	Options vest on December 15, 2015.

(2)	Mr. McAreavey became our Executive Vice President and Chief Financial Officer effective April 3, 2014.

(3)	Options vest on to the extent of 36,667 shares on April 3, 2015 and the remaining 36,667 shares on April 3, 2016.

(4)	Mr. Anderson resigned his positions as Chief Financial Officer and Executive Vice President effective as of March 19, 2014.

On December 31, 2014, the Board of Directors approved the repricing of options from $4.00 to $1.50 per share:

Number of Options Repriced
Executives:
Jeffrey C. Mack, Chief Executive Officer and President, Chairman of the Board	187,500
Darin McAreavey, Chief Financial Officer and Executive Vice President	110,000
Lawrence C. Blaney, Executive Vice President, Sales	57,500
Christopher F. Ebbert, Executive Vice President, Product Development	40,000

Number of Options Repriced
Directors:
Michael J. Hanson	30,000
James L. Davis	30,000
Total:	455,000

Director Compensation

Cachet has not in the past paid cash compensation to our directors for their service on the Board of Directors of Cachet.  Presently, we have no current plans to pay cash compensation to members of our Board of Directors for their services on our board.  As we seek to expand the board of the Company and add independent directors, we do, however, expect to change this policy.  In the past, we have issued stock options for the purchase of the equivalent of 30,000 shares of Common Stock to our non-employee directors.  Accordingly, we may issue stock options to other non-employee directors in the future, on terms to be determined by our Board of Directors.

The table below sets forth the compensation paid by Cachet Financial Solutions Inc. (Minnesota), now the Company’s wholly owned operating subsidiary as a result of the February 12, 2014 merger transaction, to its directors during fiscal year 2014.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Jeffrey C. Mack (1)	$0	$0		$0
James L. Davis	$0	$6,658	(2)	$6,658
Michael J. Hanson	$0	$6,658	(2)	$6,658
Terril H. Peterson	$0	0		0
Mark S. Anderson	$0	$0		$0

(1)          For information relative to Mr. Mack, please refer to the “Outstanding Equity Awards at Fiscal Year End 2014” table above.

(2)          During 2014, Cachet repriced options for the purchase of 30,000 shares held by these directors to $1.50 per share, with the incremental fair value of that repricing being $2,438.  On December 15, 2014, Cachet issued options to Messrs. Davis and Hanson for the purchase of 40,000 shares at a purchase price of $1.50 per share. Of these options, 20,000 vested immediately and the remaining 20,000 vest in December 2015 and expire ten years from the date of grant.  In addition, each of Mr. Davis and Mr. Hanson hold additional options for the purchase of 30,000 shares at the per-share price of $0.80.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the close of business on July 15, 2015, we had outstanding 30,300,180 shares of Common Stock.  Each share of Common Stock is currently entitled to one vote on all matters put to a vote of our stockholders.  The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of July 15, 2015, by:

•                each person known by us to be the beneficial owner of more than five percent of our outstanding Common Stock;

•                each of our current directors;

•                each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

•                all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership before this offering is based on 30,300,180 shares of Common Stock outstanding as of July 15, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of Common Stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of Common Stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares.  In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.  Unless otherwise indicated, the address of each of the following persons is 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Shares Beneficially Owned (1)	Percentage Beneficially Owned
Jeffrey C. Mack (2)	544,708	1.8%
Christopher F. Ebbert (3)	290,772	1.0%
Lawrence C. Blaney (4)	360,849	1.2%
Darin McAreavey (5)	159,333	*
Bruce Whitmore (6)	66,333	*
James L. Davis (7)	10,061,942	27.2%
Michael J. Hanson (8)	9,224,157	25.5%
Rod Jardine (9)	90,000	*
Tiburon Opportunity Fund (10)	3,864,270	12.1%
FLMM Limited (11)	7,052,383	21.10%
Jon and Linda Gruber Trust (12)	4,364,300	13.2%
Michaelson Capital Special Finance Fund, L.P. (13)	2,626,820	8.1%
All current directors and officers as a group (14)	20,798,094	47.2%

* less than one percent

(1)          The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)          Includes 467,500 shares of Common Stock purchasable upon the exercise of stock options.

(3)          Includes 152,083 shares of Common Stock purchasable upon the exercise of stock options.

(4)          Includes 196,250 shares of Common Stock purchasable upon the exercise of stock options, 68,525 shares of Common Stock issuable upon conversion of preferred stock and 68,525 shares of Common Stock purchasable upon exercise of warrants.

(5)          Includes 158,333 shares of Common Stock purchasable upon the exercise of stock options.

(6)          Includes 58,333 shares of Common Stock purchasable upon the exercise of stock options.

(7)          Includes 50,000 shares of Common Stock purchasable upon the exercise of options, 1,735,954 shares of Common Stock issuable upon conversion of preferred stock and 4,947,733 shares of Common Stock purchasable upon exercise of warrants. Also includes 125,975 common shares owned by Mr. Davis’ self-directed retirement account plan, as well as 27,060 common shares held by Mr. Davis’ wife (either personally or through her individual retirement account), beneficial ownership of which Mr. Davis disclaims.  Does not include shares owned by Davis & Associates, Inc., of which Mr. Davis is founder and president, and its 401(k) plan.

(8)          Includes 50,000 shares of Common Stock purchasable upon the exercise of stock options, 1,941,527 shares of Common Stock issuable upon conversion of preferred stock and 3,861,662 shares of Common Stock purchasable upon exercise of warrants.

(9)          Includes 40,000 shares of Common Stock purchasable upon the exercise of stock options.

(10)   Includes 571,038 shares of Common Stock issuable upon conversion of preferred stock and 1,191,331 shares of Common Stock purchasable upon exercise of warrants.

(11)   Includes 1,142,075 shares of Common Stock issuable upon conversion of preferred stock and 2,210,191 shares of Common Stock purchasable upon exercise of warrants.

(12)   Includes 1,142,075 shares of Common Stock issuable upon conversion of preferred stock and 1,577,075 shares of Common Stock purchasable upon exercise of warrants.

(13)   Includes 1,960,153 shares of Common Stock purchasable upon exercise of warrants.

(14)   Includes Messrs. Mack, Ebbert, Blaney, McAreavey, Whitmore, Davis, Hanson and Jardine.  Also includes securities held by Mr. Davis’ wife, as described in note (7) above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company does not have any formally constituted Compensation Committee.  In the past, deliberations and decisions about the executive compensation of the Company’s executives have been undertaken by the Company’s full Board of Directors except in circumstances where the compensation of a particular executive poses a direct conflict of interest (e.g., compensation deliberations and decisions respecting our Chief Executive Officer and Chairman).

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

The Company’s officers have an interest in the matter herein by virtue of being eligible to receive awards under the 2014 Associate Stock Purchase Plan. Other than as described herein, no other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

By Order of the Board of Directors,

/s/ Jeffrey C. Mack
Jeffrey C. Mack
Chief Executive Officer and Director

ANNEX A

CACHET FINANCIAL SOLUTIONS, INC.

2014 ASSOCIATE STOCK PURCHASE PLAN

APPROVED BY THE BOARD OF DIRECTORS SEPTEMBER 1, 2014

APPROVED BY STOCKHOLDERS

SECTION 1

Purpose

The purpose of the Cachet Financial Solutions, Inc. 2014 Associate Stock Purchase Plan (the “Plan”) is to provide the associates of Cachet Financial Solutions, Inc. (“the Company”) and its Subsidiaries with an opportunity to purchase shares of Stock through payroll deduction. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation consistent with the applicable requirements of the Code. The Plan was approved by the Board of Directors on September 1, 2014, subject to approval of the stockholders of the Company, and shall be effective on                    (the “Effective Date”).

SECTION 2

Definitions

The following words have the following meanings unless a different meaning is plainly required by the context.

2.1                               “Associate” means any person, including an officer, who is employed by Company or a Subsidiary and whose customary employment is at least twenty (20) hours per week

2.2                               “Board” means the Board of Directors of the Company.

2.3                               “Compensation” means an Associate’s salary, wages, commissions and bonuses from the Company and all Subsidiaries, and shall exclude, without limitation, stock-based compensation, other equity and non-equity incentive compensation, perquisites, associate benefits, severance pay and any and all other forms of compensation.

2.4                               “Continuous Status as an Associate” means the absence of any interruption or termination of service as an Associate. Continuous Status as an Associate shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or a Subsidiary, provided that such leave is for a period of not more than 90 days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

2.5                               “Contributions” means all amounts credited to the account of a Participant pursuant to the Plan.

2.6                               “Custodian” means the custodian for the Plan appointed by the Plan Administrator.

2.7                               “Exercise Date” means the last business day of each Offering Period of the Plan.

2.8                               “Fair Market Value” means, as of any applicable date, the closing sales price for one share of Stock on such date as reported on the New York Stock Exchange or, if the foregoing does not apply, on such other market system or stock exchange on which the Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of the Stock was reported on such date.

2.9                               “Offering Date” means the first business day of each Offering Period of the Plan.

2.10                        “Offering Period” means a period of six (6) months commencing on the January 1 or July 1of each year, except as otherwise set forth in the Plan or determined by the Plan Administrator.

2.11                        “Participant” means an Associate who has elected to participate in the Plan for an Offering Period by completing a subscription agreement in accordance with Section 5.1.

2.12                        “Plan Administrator” means the Board or the Committee appointed by the Board to administer the Plan, as described in Section 12.

2.13                        “Stock” means the Common Stock, par value $0.001, of the Company.

2.14                        “Subsidiary” means an entity that is a “subsidiary corporation” within the meaning of Sections 423(a)(2) and 424(f) of the Code.

SECTION 3

Eligibility

3.1                               General Rule. Any person who is an Associate on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5.1 and the limitations imposed by Section 423(b) of the Code; provided, however, that an Associate working in a country whose laws make participation in the Plan impractical and/or illegal (as determined by the Plan Administrator in its sole discretion) shall not be eligible to participate in the Plan.

3.2                               Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Associate shall be granted an option under the Plan if (i) immediately after the grant, such Associate (or any other person whose stock ownership shall be attributed to such Associate pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or (ii) the rate of withholding under such option would permit the associate’s rights to purchase shares under all associate stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

SECTION 4

Offering Period

4.1                               The Plan shall generally be administered with respect to consecutive Offering Periods with a new Offering Period commencing on or about each January 1 and July 1, or at such other time or times as may be determined by the Plan Administrator. The first Offering Period will be a four (4) month period selected by the Plan Administrator in its sole discretion commencing on or after September 1, 2014 and ending December 31, 2014.

The Plan Administrator shall have the power to change the duration and/or frequency of an Offering Period with respect to future offerings without stockholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

SECTION 5

Participation

5.1                               An Associate shall become a Participant in the Plan by completing a participation agreement, which authorizes payroll deductions of an amount equal to a whole percentage, between one percent (1%) and ten percent (10%), as elected by such Associate, of such Associate’s Compensation. Such amount shall be withheld as a payroll deduction and paid as such Associate’s Contribution to the Plan. The participation agreement must be completed online with the Custodian by at least fifteen (15) days, or such other period as determined by the Plan Administrator, prior to the applicable Offering Date. The Associate shall remain enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction, unless the Associate withdraws from the Plan as provided in Section 10 or changes the rate of his or her payroll deduction as provided in Section 6.2.

5.2                               With respect to each Offering Period to which the participation agreement is applicable, payroll deductions begin on the first payroll date following the applicable Offering Date and end on the last payroll paid prior to the Exercise Date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.

SECTION 6

Method of Payment of Contributions

6.1                               Payroll deductions shall be made on each payday during the Offering Period in an amount between one percent (1%) and ten percent (10%) (in whole number increments), as elected by the Participant, of his or her Compensation otherwise payable on each such payday. All payroll deductions made by a Participant shall be credited as Contributions to his or her account under the Plan. Each Participant’s account under the Plan is unfunded and is maintained solely for recordkeeping purposes. A Participant may not make any payments into the account other than Contributions made through payroll deductions.

6.2                               A Participant may discontinue his or her participation in the Plan, as provided in Section 10, or may change the rate of his or her payroll deduction prior to or during an Offering Period by completing and filing with the Plan Administrator a new authorization for payroll deduction, provided that the Plan Administrator may, in its sole discretion, impose reasonable and uniform restrictions on the ability of Participants to change the rate of payroll deductions. The change in rate shall be effective no earlier than fifteen (15) days following the Plan Administrator’s receipt of the new authorization.

6.3                               Notwithstanding, the foregoing, to the extent necessary to comply with Section 3.2 of the Plan, Section 423(b)(8) of the Code or other applicable law, a Participant’s payroll deductions may be automatically decreased to zero percent (0%) at any time during the Offering Period.

6.4                               No interest shall accrue on the Contributions of a Participant in the Plan.

6.5                               All Contributions received or held by the Plan Administrator under the Plan may be used by the Company for any corporate purpose, and neither the Plan Administrator nor the Company shall be obligated to segregate such Contributions.

SECTION 7

Grant of Option

7.1                               Each Participant in the Plan in an Offering Period shall be granted, on the Offering Date during such Offering Period, an option to purchase shares of Stock on the Exercise Date during such Offering Period with the Contributions accumulated prior to such Exercise Date.

7.2                               The number of full shares of Stock that may be purchased on an Exercise Date shall be determined by dividing such Participant’s total Contributions accumulated prior to such Exercise Date and credited to the Participant’s account as of the Exercise Date by the Purchase Price (as defined in Section 7.3 below).

7.3                               With respect to a specific Offering Period, the Purchase Price for each share of Stock purchased under the Plan shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Stock at the Offering Date and (ii) eighty-five percent (85%) of the Fair Market Value of a share of Stock at the Exercise Date.

SECTION 8

Exercise of Option

8.1                               Unless the Participant withdraws from the Plan as provided in Section 10, the Participant’s option for the purchase of Stock shall be exercised automatically on the Exercise Date of the Offering Period at the Purchase Price with the accumulated Contributions credited to his or her account.

8.2                               The shares of Stock purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date.

8.3                               The maximum number of shares of Stock shall be determined based on the Purchase Price and the accumulated Contributions credited to the Participant’s account in accordance with Section 7. No fractional shares are permitted to be purchased under the Plan. Any Contributions for an Offering Period credited to a Participant’s account which are not sufficient to purchase a full share of Stock on the Exercise Date of such Offering Period shall be retained in the Participant’s account under the Plan and applied to the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10.

8.4                               During a Participant’s lifetime, the option to purchase shares of Stock hereunder shall be exercisable only by the Participant.

SECTION 9

Custodian; Delivery of Stock

9.1                               All shares of Stock purchased on behalf of a Participant as of an Exercise Date of the Offering Period shall be credited to the Participant’s account maintained by the Custodian. Dividends payable with respect to shares of Stock credited to a Participant’s account shall be paid directly to the Participant at his or her most recent address of record.

SECTION 10

Voluntary Withdrawal; Termination of Employment

10.1                        A Participant may withdraw all, but not less than all, of the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to an Exercise Date by giving written notice to the Plan Administrator of withdrawal from the Offering Period on a form provided for such purpose. If the Participant withdraws from an Offering Period, all of the Participant’s Contributions credited to his or her account shall be paid to the Participant as promptly as practicable after receipt of the notice of withdrawal, and his or her option for such Offering Period shall be automatically canceled and no further payroll deductions for the purchase of Stock shall be made for such Participant during such Offering Period and subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with Section 5.

10.2                        Upon termination of the Participant’s Continuous Status as an Associate prior to an Exercise Date of an Offering Period or during an Offering Period in which the Associate is a Participant for any reason, including, without limitation, retirement or death, he or she shall be deemed to have elected to withdraw from the Plan, and all Contributions credited to his or her account shall be returned to him or her, in cash, as promptly as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 13, and the Participant’s option to purchase Stock shall be automatically canceled.

10.3                        A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company, in accordance with the applicable terms and conditions of such plan.

SECTION 11

Stock

11.1                        The total number of shares of Stock made available for sale under the Plan is 500,000 and is subject to adjustment, at the sole discretion of the Plan Administrator, in the event of changes in the capitalization of the Company as described in Section 15.

11.2                        If the total number of shares of Stock subject to options granted pursuant to Section 7 exceeds the number of shares of Stock available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares of Stock remaining available for option grant in a practical and equitable manner. In such event, the Plan Administrator shall give written notice to each affected Participant stating the reduction of the number of shares of Stock due to the adjustment and shall return to each affected Participant any excess Contributions credited to such Participant’s account as soon as practicable after the affected Exercise Date of such Offering Period.

11.3                        Participant shall have no interest or voting rights in shares of Stock covered by his or her option until such option has been exercised.

11.4                        Shares of Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

11.5                        Shares of Stock purchased under the Plan may, at the sole discretion of the Plan Administrator, be subject to restrictions on subsequent resale.

SECTION 12

Administration

12.1                        The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee of not fewer than two (2) members of the Board (the “Plan Administrator”).  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

12.2                        The Plan Administrator shall have full power to adopt, amend and rescind any rules as deemed appropriate and consistent for the administration of the Plan. The Plan Administrator shall construe and interpret the Plan in its sole and absolute discretion, and make all other determinations necessary or advisable for the administration of the Plan. The Plan Administrator may delegate to any agents such duties and powers as it deems appropriate, by an instrument in writing that specifies which duties are so delegated and to whom each such duty is so delegated.

12.3                        The administration, interpretation or application of the Plan by the Plan Administrator and all determinations by the Plan Administrator with respect to the Plan shall be final, conclusive and binding upon all Associates and Participants and all other persons interested or claiming an interest under the Plan.

SECTION 13

Designation of Beneficiary

13.1                        A Participant may file a written designation of a beneficiary who is to receive Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death at a time when cash or Stock are held for his or her account. Any such designation shall not be effective until filed with the Plan Administrator. Any such designation of a beneficiary may be changed by the Participant at any time by written notice filed with the Plan Administrator.

13.2                        In the event of the death of a Participant and in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Plan Administrator shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its sole discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant. If no spouse, dependent or relative is known to the Plan Administrator, the Plan Administrator, in its sole discretion, may deliver such cash and/or Stock to such other person as the Plan Administrator may reasonably designate.

SECTION 14

Transferability

14.1                        Neither Contributions credited to a Participant’s account nor any rights with regard to an option to purchase shares of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 13) by the Participant.

14.2                        Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw in accordance with Section 10.

SECTION 15

Adjustments Upon Changes in Capitalization; Corporate Transactions

15.1                        In the event that a dividend shall be declared upon the Stock payable in shares of Stock, the number of shares of Stock then subject to any option and the number of shares of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option shall be adjusted, at the sole discretion of the Plan Administrator, by adding to each share the number of shares which would be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such Stock dividend. In the event that the outstanding shares of Stock shall be changed into or exchanged for a different number or kind of share of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Stock then subject to any option and for each share of Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, as determined by the Plan Administrator, in its sole discretion.

15.2                        In the event that there shall be any change, other than as specified in the first paragraph of Section 15.1 hereof, in the number or kind of outstanding shares of Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Plan Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Plan Administrator and shall be effective and binding for all purposes of the Plan and of each option.

15.3                        In the case of any substitution or adjustment in accordance with the provisions of this Section 15, the option price in each option for all Stock covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such Stock or to which such Stock shall have been adjusted in accordance with the provisions of this Section 15.

15.4                        No adjustment or substitution provided for in this Section 15 shall require the Company to issue a fractional share under any option.

15.5                        In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its sole discretion, may accelerate the exercise of each option and/or terminate the same.

SECTION 16

Amendment or Termination

16.1                        The Board may at any time and for any reason terminate or amend the Plan in whole or in part. Except as provided in Section 15, no such termination may affect options to purchase shares previously granted. Except as provided in Section 15, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. In addition, to the extent necessary, but only to such extent, to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of an amendment in such a manner and to such a degree as so required.

SECTION 17

Notices

17.1                        All notices or other communications by a Participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

SECTION 18

Conditions Upon Issuance of Shares

18.1                        Shares of Stock shall not be issued with respect to an option to purchase, unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

18.2                        As a condition to the exercise of an option, the Plan Administrator may require the Participant exercising such option to represent and warrant at the time of such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

18.3                        Each Participant agrees, by entering the Plan, to promptly give the Plan Administrator notice of any disposition of shares of Stock purchased under the Plan where such disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.

SECTION 19

Term of Plan

19.1                        The Plan shall commence on September 1, 2014 and continue in effect until December 31, 2019 unless sooner terminated or amended under Section 16.